4670 Willow Road, Suite 125 Pleasanton, CA 94588 (925) 400-4366

August 5, 2025

Dear Fellow Shareholders,

With momentum building and our business development engine firing on all cylinders, we’d like to share where AEye stands today, and how we’re positioning the company for what’s next. AEye’s valuation has surged over the past five weeks, which we believe is an encouraging signal of market confidence in our strategy and the strength of our technology. Your continued trust and support have been instrumental, and we’re thrilled to be entering this next chapter of growth together.

We’ve reached a true inflection point as the company transitions from development to commercialization. Our focus now is building a scalable, sustainable business, powered by disciplined execution and deeper engagement with customers across key markets.

18 months ago, AEye faced considerable constraints, including limited capital and an operating model unsuited for long-term success. Since then, we quickly stabilized operations and embraced a capital-light, partnership-driven strategy with a clear commercialization path centered on Apollo, our flagship lidar product. Following that shift, we advanced Apollo from prototype to full production. We haven’t stopped there – we've continued to push the boundaries of innovation, achieving what we believe are unmatched sensing capabilities at distances of up to one kilometer.

With deployments underway, we have visibility to scaled adoption in high-value verticals. Backed by strategic partnerships, an active manufacturing line, and strong demand, we believe we’re well positioned to convert this momentum into sustained growth. Thanks to what we see as growing market enthusiasm for our technology, we believe we’ve attracted the capital needed to ramp production and continue executing on our strategic plan.

Validated Technology, Ready to Scale

Our progress is being recognized broadly amongst industry leaders, opening the door to major new commercial channels.

•	Strengthened NVIDIA Partnership: Apollo’s certification on the NVIDIA DRIVE AGX Orin platform is an important component of our future strategy, potentially unlocking new OEM engagements and creating a powerful channel to expand our presence across the automotive market. Apollo demonstrates standout performance, and we are thrilled to be listed in the DRIVE AGX Orin ecosystem (https://developer.nvidia.com/drive/ecosystem-orin#lidars), reinforcing our leadership in high-performance, software-defined sensing.

4670 Willow Road, Suite 125 Pleasanton, CA 94588 (925) 400-4366

•	Selection by the WinTOR Project: AEye was selected to support WinTOR, a cutting-edge initiative led by the University of Toronto and sponsored by GM, aimed at enabling reliable autonomous performance in adverse weather. We believe our involvement with WinTOR reinforces AEye’s position as a leader in defining and delivering lidar functionality that meets OEM needs both today and in the future.
•	Production and Real-World Validation: Since launching initial production with our Tier 1 partner LITEON in Q1, we’ve conducted live test drives with leading automotive OEMs throughout North America and Europe. The response from OEMs appears to have cemented Apollo's clear differentiation and unique ability to fit within existing vehicle packaging, which we believe is a key enabler to broader lidar adoption across vehicle lines that will in turn unlock industry leading scale for our company.

Accelerating Commercial Traction and Expanding Market Reach

We continue to make meaningful progress on the commercial front, with strong customer engagement and an expanding product portfolio driving momentum in key markets:

•	Breakthrough Customer Win: A top global transportation OEM selected Apollo for a critical autonomous safety program, representing a potential $30 million opportunity expected to begin contributing to revenue this year.

•	Strengthening Customer Pipeline and Revenue Visibility: Our sales funnel has grown exponentially, leading to 30 new high-potential customer engagements. We’ve already signed six revenue-generating contracts and have line of sight into additional orders that could potentially total thousands of units.

•	OPTIS™ Platform Unlocking New Markets: We launched OPTIS™, our next-generation, full-stack lidar platform, designed to enable intelligent decision-making in complex environments. Powered by NVIDIA's Jetson Orin and built to seamlessly integrate with a broad set of third-party software developers, OPTIS ™ combines Apollo's advanced sensing with AI-driven analytics to deliver an end-to-end physical AI solution. We recently secured contracts for multiple deployments in varied applications like airport safety and security, perimeter monitoring, and transportation logistics, and we believe we are on a high confidence path to several more potential wins this year.

4670 Willow Road, Suite 125 Pleasanton, CA 94588 (925) 400-4366

Advancing Together

Over the past several years, during some of the most challenging times in AEye’s journey, our leadership team and board have significantly increased their ownership in the company. This personal investment reflects our unwavering conviction in AEye’s future and reinforces our deep alignment with shareholders. We’ve built our business with long-term value creation at the core, and our entire team is energized by the road ahead.

Our focus is clear: extend the reach of Apollo and OPTIS™ across high-value commercial opportunities. Through our collaboration with partners like NVIDIA and LITEON, we expect to accelerate deployment while staying true to our capital-light model. Backed by strong market interest and a clear path to scale, we’re anticipating unlocking the next phase of growth.

The future for AEye has never been brighter. With our proven technology, trusted partners, and a committed team, we believe we are well-positioned to lead in the markets where intelligent sensing is redefining mobility and safety.

Thank you for your continued support as we shape the future of AEye.

Sincerely,

Matt Fisch

CEO and Chairman

4670 Willow Road, Suite 125 Pleasanton, CA 94588 (925) 400-4366

Forward-Looking Statements

Certain statements included in this shareholder letter that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements in this shareholder letter include, without limitation, statements about the anticipated future performance of AEye, the strategic direction of AEye and the expectation of revenue generation in the future, the strategic relationships AEye has entered into and the expected outcomes from such relationships, among others. These statements are based on various assumptions, whether or not identified in this shareholder letter. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this shareholder letter, including but not limited to: (i) the risks that the surge in AEye’s valuation over the past five weeks may not be a signal of market confidence or of the strength of AEye’s technology to the extent anticipated, or at all; (ii) the risks that Apollo’s sensing capabilities at distances of up to one kilometer may not be unmatched now or in the future; (iii) the risks that the visibility to scaled adoption in high-value verticals may not be realized to the extent anticipated, or at all; (iv) the risks that the growing market enthusiasm for AEye’s technology may not continue to the extent anticipated, or at all; (v) the risks that the capital AEye has attracted may not be sufficient to ramp production or allow AEye to continue to execute on its strategic plan to the extent anticipated, or at all; (vi) the risks that Apollo’s certification on the NVIDIA DRIVE AGX Orin platform may not unlock new OEM engagements nor unlock a powerful channel to extend AEye’s presence across the automotive market to the extent anticipated, or at all; (vii) the risks that AEye’s involvement in the WinTOR initiative may not position AEye as a leader in defining and delivering lidar functionality that meets OEM needs today or in the future to the extent anticipated, or at all; (viii) the risks that the responses received from OEMs regarding Apollo’s differentiation and unique ability to fit within existing vehicle packaging may not be a key enabler to broader lidar adoption across vehicle lines to the extent anticipated, or at all; (ix) the risks that AEye may not realize some or all of the $30 million in revenue from the top global transportation OEM due to program delays, program cancellation, or otherwise; (x) the risks that AEye may not receive revenue this year from the top global transportation OEM due to program delays, program cancellation, or otherwise; (xi) the risks that some or all of the 30 new high-potential customer engagements may not lead to revenue generation to the extent or in the time frame anticipated, or at all; (xii) the risk that the line of sight into additional orders that could potentially total thousands of units may not materialize to the extent or in the time frame anticipated, or at all, due to program changes or cancellations, or otherwise;

4670 Willow Road, Suite 125 Pleasanton, CA 94588 (925) 400-4366

(xiii) the risks that the high confidence path to several more potential wins this year for the OPTIS™ product may not result in revenue to the extent or in the time frame anticipated, or at all; (xiv) the risks that AEye’s collaboration with partners like NVIDIA and LITEON may not continue to the extent anticipated, nor accelerate deployment of AEye’s products to the extent or in the time frame anticipated, or at all; (xv) the risks that AEye may not be well-positioned to lead in the markets where intelligent sensing is redefining mobility and safety to the extent or in the time frame anticipated, or at all; (xvi) the risks that market conditions may create delays in the demand for commercial lidar products beyond AEye’s expectations, if at all; (xvii) the risks that lidar adoption occurs slower than anticipated or fails to occur at all; (xviii) the risks that AEye’s products may not meet the diverse range of performance and functional requirements of target markets and customers; (xix) the risks that AEye’s products may not function as anticipated by AEye, or by target markets and customers; (xx) the risks that AEye may not be in a position to adequately or timely address either the near or long-term opportunities that may or may not exist in the evolving autonomous transportation industry; (xxi) the risks that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; (xxii) the risks associated with changes in competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; (xxiii) the risks that AEye is unable to adequately implement its business plans, forecasts, and other expectations, and identify and realize additional opportunities; (xxiv) the risk that AEye’s capital-light, partnership-driven strategy may not be sufficient to enable us to scale efficiently and achieve long-term sustainability and (xxv) the risks of economic downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates. These risks and uncertainties may be amplified by current or future global conflicts and current and potential trade restrictions, trade tensions, and tariffs, all of which continue to cause economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the periodic report that AEye has most recently filed with the U.S. Securities and Exchange Commission, or the SEC, and other documents filed by us or that will be filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Readers are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.